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                                                                  Exhibit 23.5


                               January 8, 1997


CONSENT OF WESSELS, ARNOLD & HENDERSON L.L.C.


     Wessels, Arnold & Henderson L.L.C. hereby consents to the incorporation by reference in the Registration Statement filed as of January 12, 1998 on Form S-3 of Avant! Corporation ("Avant!") of the opinion letter dated September 7, 1997 filed as an exhibit to the Registration Statement on Form S-4 of Avant!
on December 22, 1997 and to the use of our name and the reference therein to such opinion letter. In giving our consent, we do not admit that we are of the category of persons from whom such a consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           Wessels, Arnold & Henderson L.L.C.


                                           By: /s/ Michael P. Ogborne
                                               ------------------------------
                                               Name: Michael P. Ogborne
                                               Title: Managing Director